Exhibit 10.1

LEASE EXPIRATION AGREEMENT

THIS LEASE EXPIRATION AGREEMENT (the “Agreement”), dated as of May 1, 2006 (the “Effective Date”), is made by and between LIGHTWAVE DRIVE, L.L.C., a Florida limited liability company (“Landlord”), and DIGITAL LIGHTWAVE, INC., a Delaware corporation (“Tenant”).

BACKGROUND

A. Landlord (through its predecessor in interest, Orix Hogan Burt Pinellas Venture) and Tenant entered into a Lease Agreement (the “Original Lease”) with an effective date of January 14, 1998, for property located at 15550 Lightwave Drive in Pinellas County, Florida (the “Demised Premises”). The Original Lease was modified by a First Amendment to Lease Agreement dated March 3, 1998 (the “First Amendment”), by a Second Amendment to Lease Agreement dated June 2, 1999 (the “Second Amendment”), by a Settlement and Lease Modification Agreement dated July 22, 2003 (the “Settlement Agreement”), and by a Third Lease Modification Agreement dated December 1, 2004 (the “Third Amendment”). The Original Lease, First Amendment, Second Amendment, Settlement Agreement, and Third Amendment are collectively referred to as the “Lease”.

B. The Lease is currently secured in part by (1) an Irrevocable Standby Letter of Credit issued by SunTrust Bank in the amount of $1,350,000.00 (“Tenant’s Letter of Credit”), and (2) a Limited Guaranty of Lease dated as of December 1, 2004 made by ZGNY Real Estate, L.L.C., in favor of Landlord (the “Guaranty”), which Guaranty is secured by an Irrevocable Standby Letter of Credit issued by SunTrust Bank in the amount of $750,000 (“Guarantor’s Letter of Credit”). Tenant’s Letter of Credit and Guarantor’s Letter of Credit are collectively referred to as the “Letters of Credit.”

C. Tenant has failed to pay certain amounts currently due under the Lease, and such failures constitute “Draw Events” under the Lease entitling Landlord to draw on the Letters of Credits (subject to the terms and conditions set forth therein).

D. In lieu of Landlord immediately exercising its remedies under the Lease or its rights to draw on the Letters of Credit, and in consideration of the other agreements, covenants, and representations in this Agreement, Tenant and Landlord desire to amend the Lease in order to accelerate the expiration thereof, on the terms and conditions set forth in this Agreement.

AGREEMENTS

Landlord and Tenant agree as follows:

1. Background; Capitalized Terms. The background set forth above is true and correct and is incorporated herein by this reference. Unless otherwise indicated, capitalized terms used herein shall have the same meanings ascribed to such terms in the Lease.

2. Acceleration of Expiration of Lease. The Expiration Date (as initially defined in the Lease) is accelerated from November 30, 2008, to 11:59 p.m. on May 31, 2006 (the “Early Expiration Date”). Except as expressly modified or amended in this Agreement, the expiration of the Term and the parties’ rights and obligations with respect thereto will be governed by the terms and conditions of the Lease, except as modified herein.

3. Effect of Termination. As of the Early Expiration Date, the Lease will be of no further force and effect, and Landlord and Tenant shall be released from any further obligations under the Lease, except for those indemnification obligations that survive the Lease expiration pursuant to the Lease (including, without limitation, any such indemnification obligations in Sections 5, 12, and 21 of the Original Lease). Tenant releases, relinquishes, and quit claims to Landlord any and all right, title, and interest in or to the Demised Premises effective as of the Early Expiration Date, so that neither Tenant nor any party claiming by, through or under Tenant shall hereafter have or claim any right thereto or any part thereof.

4. Termination Fee. In consideration for Landlord’s agreement to accelerate the Expiration Date pursuant to this Agreement, as of the Effective Date, Tenant shall pay to Landlord, concurrently with the execution and delivery of this Agreement, a cash termination fee of $2,100,000 (the “Termination Fee”). The Termination Fee payable by Tenant hereunder shall not be deemed to be Rent of any kind, but rather is and shall be deemed a fee paid to Landlord in consideration of Landlord’s agreement to permit the acceleration of the Expiration Date as provided in this Agreement. The failure of Tenant to pay the Termination Fee when due shall constitute a “Draw Event” under both the Lease and the Guaranty entitling Landlord to draw the entire amounts of the Letters of Credit to be applied to the payment of the Termination Fee (as well as any other amounts owed to Landlord under the Lease). Contemporaneously with and conditioned on the payment in full by Tenant and receipt by Landlord of the Termination Fee, Landlord shall return the original Letters of Credit to Tenant. Guarantor is executing this Agreement for the purpose of agreeing to the terms of this paragraph 4.

5. Removal Obligations; Landlord Access. Notwithstanding anything in the Lease (including, without limitation, Section 20.1(e)) to the contrary, Tenant shall, on or before the Early Expiration Date, deactivate and remove from the Demised Premises all Tenant equipment, improvements, furniture, furnishings, systems, trade fixtures, and other personal property, unless directed otherwise by Landlord in writing at least ten (10) days before the Early Expiration Date. From and after the Effective Date, Tenant shall coordinate and cooperate with Landlord to turn over to Landlord control of any Building access or security systems. Also, from and after the Effective Date, Tenant shall provide Landlord with access to such portions of the Demised Premises as Landlord deems necessary or appropriate in connection with such turn over or with Landlord’s marketing or reletting efforts relating to the Building.

6. Holding Over. Section 22.17 of the Lease is hereby deleted and replaced with the following: “In the event Tenant remains in possession of any portion of the Demised Premises after the Early Expiration Date, it shall be deemed to be occupying the Demised Premises as a tenant at sufferance, without claim of right, subject to all the provisions, conditions, and obligations of this Lease Agreement insofar as the same can be applicable to a tenancy at sufferance, except that the Base Rent shall be escalated to two hundred percent (200%) of the

Base Rent in effect for the Demised Premises for the Lease Year immediately prior to the Early Expiration Date. In addition, unless Landlord shall have expressly consented in writing to Tenant’s holding over, Tenant shall be liable to Landlord for all damages, including any consequential damages, that Landlord may suffer by reason of any holding over by Tenant, including any claims made by any succeeding tenant founded on any delay.”

7. Tenant’s Representations and Warranties. Tenant represents and warrants to Landlord that Tenant is the sole owner of the interest of “Tenant” in the Lease and that Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of (i) Tenant’s interest in the Lease or the Demised Premises; or (ii) any claim, demand, obligation, liability, action, or cause of action arising under the terms of the Lease, to any person, firm, partnership, association, or other entity. Tenant also represents and warrants that, as of the Early Expiration Date, all vendors providing services to the Demised Premises and utilities charges for the Demised Premises shall be paid current.

8. Temporary and Conditional Waiver of Events of Default. Upon the Effective Date, Landlord hereby temporarily and conditionally waives each and every Event of Default that may have arisen under the Lease based on Tenant’s failure to make certain payments thereunder as and when due. These temporary and conditional waivers shall become permanent and irrevocable on the later of the Early Termination Dates so long as Landlord has received from Tenant payment in full of the Termination Fee. During such time as the above-referenced temporary waiver is in effect, Landlord shall forebear from exercising any and all remedies which it may have under the Lease or by law arising as a result of the occurrence and continuance of any such Event of Defaults. If Landlord does not receive the Termination Fee on the due date described in this Agreement, this section, and Landlord’s temporary and conditional waivers described herein, shall automatically terminate and be of no further force and effect.

9. Further Assurances. Tenant and Landlord agree to perform, execute, and deliver such further acts, deeds, and assurances as may be reasonably necessary to consummate this Agreement.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Tenant and Landlord and their respective successors and assigns.

11. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties. No variations, terminations, modifications or changes shall be binding upon any party unless set forth in a document duly executed by Landlord and Tenant.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

13. Time of Essence. Time is of the essence of each provision of this Agreement of which time is a factor.

14. Governing Law; Attorneys’ Fees. This Agreement shall be governed by and enforced in accordance with the laws of the State of Florida. The parties hereto shall have the benefit of and shall be entitled to enforce any rights and remedies granted under Florida law, including, without limitation, specific performance. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses, including court costs, whether incurred before trial, at trial, on appeal or in bankruptcy proceedings.

The parties hereto have executed this Agreement as of the Effective Date.

LANDLORD:

WITNESSES:	LIGHTWAVE DRIVE, L.L.C., a Florida limited liability company

Print Name:	By:	/s/ Kathleen M. Hands
	Name:	Kathleen M. Hands
	Title:	Executive Vice President
Print Name:

TENANT:

WITNESSES:	DIGITAL LIGHTWAVE, INC., a Delaware corporation

Print Name:	By:	/s/ Kenneth T. Myers
	Name:	Kenneth T. Myers
	Title:	President and CEO
Print Name:

GUARANTOR:

WITNESSES:	ZGNY REAL ESTATE, L.L.C., a Delaware limited liability company

Print Name:	By:	/s/ Paul Ragaini
	Name:	Paul Ragaini
	Title:	CFO
Print Name:

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